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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


 We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Union Corporation of our report dated August 16, 1996 included in the 1996 Annual Report to Shareholders of The Union Corporation.

 Our audits also included the consolidated financial statement schedule of The Union Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule, referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

 We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88204, 33-33615, 33-83608, 2-98930, 2-52439, 2-
 89570 and 2-65720) and Form S-3 (Nos. 33-25818 and 33-13625) of The Union
 Corporation and in the related prospectuses of our report dated August 16, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) of The Union Corporation.



                                               ERNST & YOUNG LLP


 New York, New York
 September 27, 1996